EXHIBIT 10.1
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                         GREENWICH CAPITAL MARKETS, INC.
                               600 STEAMBOAT ROAD
                          GREENWICH, CONNECTICUT 06830


                                                      May 9, 1996


Proprietary and Confidential; Not to be Distributed Outside of ASTA Funding and its Affiliates.

Mr. Gary Stern
President
ASTA Funding, Inc.
210 Sylvan Avenue
Englewood Cliffs, NJ 07632

Dear Gary:

Greenwich Capital Markets, Inc. ("Greenwich") is pleased to provide a committed forty-eight month term securitization program to ASTA Funding, Inc. (the "Company") with respect to its subprime auto receivables subject to the terms and conditions set forth in the Summary of Terms attached hereto as Exhibit A and in Greenwich's standard form securitization agreement substantiallv in the form attached hereto as Exhibit B (collectively, this "Commitment").

This Commitment sets forth the entire agreement of Greenwich and the Company with respect to the subject matter hereof and supersedes all prior discussions and correspondence. This Commitment will be governed by and construed in accordance with New York law without regard to its conflicts of laws provisions. To the extent with respect to any particular securitization to be effected pursuant to this Commitment, there is any inconsistency between the terms of this Commitment and any purchase agreement entered into between the Company and Greenwich with respect to such securitization, the terms of such purchase agreement shall govern.

If the terms of this Commitment are acceptable to the Company, please indicate your agreement to be bound by the provisions of this Commitment, by executing this Commitment in the space provided below. Upon your execution below, the Company shall be deemed hereby to appoint Greenwich as its securitization agent.

                                            Very truly yours,

                                            /s/ Peiti Tung

                                            Peiti Tung
                                            Executive Vice President  Accepted
Accepted and agreed:

ASTA Funding, Inc


By: /s/ Gary Stern
    --------------------
    Gary Stern
    President                                                         [Seal]
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                                                                       Exhibit A


             SUBPRIME AUTO RECEIVABLES SECURITIZATION COMMITMENT
                                Summary of Terms
                                   May 9,1996


Purchase/Placement
Commitment:              Greenwich's Commitment is based on securitizations of
                         the Company's sub-prime automobile and light duty truck receivables (the "Receivables") in privately-placed transactions (each, a "Securitization"). Greenwich will, in its discretion, either place, as agent, or, if it can not so place, purchase at an agreed upon price, the Company's unregistered securities, unless otherwise agreed by Greenwich and the Company.


Term of the
Commitment:              Greenwich's Commitment is for forty-eight months from
                         the date hereof, subject to the terms contained herein.

Commitment Fee:          1.25% multiplied by the amount, if any, equal to $200
                         million less the securities purchased or placed by Greenwich by the end of the forty-eight month term, payable within ten business days of the date on which such term ends; provided, however, that no Commitment
                         Fee will be due Greenwich if: (a) Greenwich securitizes the lesser of (i) $200 million of the Company's
                         Receivables within the forty-eight month term or (ii)
                         100% of the Company's Receivables acquired or otherwise held in inventor, during the forty-eight month term
                         (such lesser amount the "Committed Amount") or (b) the Company has not securitized the Committed Amount through Greenwich during the forty-eight month term due to the absence for a six consecutive month period of an active secondary market for securities backed by assets similar to the Receivables which has prevented
                         Greenwich from securitizing the Company's Receivables.

Purchase Placement
Fees: As compensation to Greenwich for its Securitization Commitment. the Company will pay to Greenwich, at the closing of each Securitization. the applicable fees, as set forth below:


                         A). For transactions up to $25 million


                                                               Fee
                                  Security             (As % of Par Amount)
                                  --------             --------------------
                               Investment Grade                1.25%
                             Non-investment Grade              4.00%



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                         B). For transactions $25 million or larger

                                                                Fee
                                  Security              (As % of Par Amount)
                                  --------              --------------------
                               Investment Grade                 1.00%
                             Non-Investment Grade               4.00%


Conditions
Precedent:              The purchase and/or placement by Greenwich of the
                        Company's securities will be conditioned upon the following:

                        (i) The maintenance by the Company of a warehouse finding credit line at BA Business Credit or another similar lender such that each Securitization during the first six months of this Commitment will be at least $20 million and each Securitization thereafter will be at least $25 million.

                        (ii) Execution of definitive documentation relating to the issuance of the securities in form and substance satisfactory to Greenwich;

                        (iii) Receipt of legal opinions customary in rated
                              asset-backed securities transactions which are satisfactory to Greenwich;

                        (iv) The execution by the Company of Greenwich's standard form securitization agreement substantially in the form attached hereto as Exhibit B (the "Securitization Agreement") relating to Greenwich's purchase of the securities pursuant to the Commitment. In the event Greenwich determines its sole discretion with respect to any Securitization that Greenwich will place the related securities as placement agent of the Company rather than purchase the securities as principal from the Company for resale, the Securitization Agreement will be modified accordingly;

                        (v) No change of control shall have occurred with respect to the Company or any of its subsidiaries or affiliates. "Change of control" means for this purpose that neither Gary Stern nor members of his family then own, directly or indirectly, the largest block of voting common stock of the Company, its subsidiaries and affiliates;

                        (vi) No material adverse change shall have occurred in the financial or operating condition, business or prospects of the Company or any of its subsidiaries or affiliates; and

                        (vii) The performance of the Company's portfolio of auto
                              receivables shall not have materially
                              deteriorated.

                        In addition, Greenwich reserves the right to conduct continuing due diligence of the Company, its affiliates, directors, officers, employees and significant shareholders and, to the extent Greenwich at any time discovers any new or previously existing but undiscovered event or condition, which in Greenwich's sole discretion materially and adversely affects (a) the expected performance of the receivables, (b) the condition (financial or otherwise) of the Company or its affiliates, or (c) the ability


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                        of the Company, Greenwich or its affiliates to fulfill
                        its or their obligations under the Commitment, Greenwich shall have no firther obligation under the Commitment.

Representations
And Warranties:          The Company will make, as of the cut-off date for the
                         Securitization, customary corporate- and
                         Receivables-related representations and warranties in form and content as may be required by Greenwich, a rating agency or credit enhancement provider.

Expenses:                The Company shall reimburse Greenwich for all
                         out-of-pocket expenses associated with the transaction as incurred, including without limitation Greenwich's costs and expenses for its due diligence of the receivables underlying the securitization, legal and rating agency costs and expenses incurred in connection with the preparation and negotiation of Securitization-related documentation (including the fees and expenses of Greenwich's counsel), registration fees (if applicable), upfront and ongoing custodial and trustee fees and expenses, bond insurer premiums, fees and expenses (if applicable) and accountants' comfort letters, whether advanced by the Company or by Greenwich. Where possible, Greenwich will attempt to negotiate fee and/or expense caps on behalf of the Company.


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